UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 6, 2011

THE HOME DEPOT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2455 Paces Ferry Road, N.W., Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)

(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2011, The Home Depot, Inc. (the “Company”) announced that Annette M. Verschuren, Division President – Canada, would be leaving the Company at the end of the 2010 fiscal year. She will remain entitled to incentive compensation based on performance through the end of fiscal 2010 under the Company’s annual Management Incentive Plan for fiscal 2010 and under the terms of her fiscal 2008-2010 performance share award. She will also receive severance benefits in accordance with the terms of her non-competition agreement with the Company, filed as exhibit 10.34 to the Company’s Form 10-K for the fiscal year ended January 31, 2010. Aaron Carmack, who currently serves as a Regional Vice President of the Company, will replace Ms. Verschuren as Division President, effective January 31, 2011, and Ms. Verschuren will assist with the transition of responsibilities to Mr. Carmack.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release of The Home Depot, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Jack A. VanWoerkom
	Name:	Jack A. VanWoerkom
	Title:	Executive Vice President, General Counsel & Corporate Secretary

Date: January 12, 2011

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of The Home Depot, Inc.

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